EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-124296) pertaining to the AK Steel Holding Corporation Stock Incentive Plan (as amended and restated as of January 16, 2003),

(2)	Registration Statement (Form S-3 No. 333-166303) of AK Steel Holding Corporation and AK Steel Corporation (as amended as of November 13, 2012),

(3)	Registration Statement (Form S-8 No. 333-168541) pertaining to the AK Steel Holding Corporation Stock Incentive Plan (as amended and restated as of March 18, 2010),

(4)	Registration Statement (Form S-8 No. 333-199853) pertaining to the AK Steel Holding Corporation Stock Incentive Plan (as amended and restated as of March 20, 2014),

(5)	Registration Statement (Form S-3 No. 333-194078) of AK Steel Holding Corporation and AK Steel Corporation (as amended as of September 8, 2014),

(6)	Registration Statement (Form S-3 No. 333-210785) of AK Steel Holding Corporation and AK Steel Corporation (as amended as of March 16, 2017), and

(7)	Registration Statement (Form S-8 No. 333-212777) pertaining to the AK Steel Holding Corporation Stock Incentive Plan (as amended and restated as of May 26, 2016),

of our report dated February 15, 2018, (except for the paragraphs included under the caption "Adoption of New Accounting Principles" described in Notes 1 and 2, as to which the date is April 30, 2018) with respect to the consolidated financial statements of AK Steel Holding Corporation for the year ended December 31, 2017 included in this Current Report (Form 8-K) of AK Steel Holding Corporation.

/s/ ERNST & YOUNG LLP

Cincinnati, Ohio
April 30, 2018